EXHIBIT 21


                         SUBSIDIARIES OF THE REGISTRANT



                      Subsidiary or              Percent of         State of
Parent                 Organization               Ownership      Incorporation
------                 ------------               ---------      -------------

Northeast Indiana     First Federal                100%            Federal
  Bancorp, Inc.         Savings Bank